                                                                                                                               Exhibit 99.48

Madrid/Roma, 3 de mayo de 2007

COMISIÓN NACIONAL DEL MERCADO DE VALORES
Dirección de Mercados Primarios
Paseo de la Castellana, 19
28046 Madrid

Fax nº: 91 585 1662

Muy Señores nuestros:	Dear Sirs:

En virtud de lo dispuesto en el artículo	In compliance with section 82 of Act
82 de la Ley 24/1988, de 28 de julio, del	24/1988, of July 28th, ENEL S.p.A.,
Mercado de Valores, ENEL S.p.A.,	parent company of the ENEL group,
sociedad cabecera del Grupo ENEL, y	and ACCIONA, S.A. notify that they
ACCIONA, S.A. comunican que han	have requested authorization, as
solicitado la autorización a que se	referred to under Additional Provision
refiere la Disposición Adicional	Eleven of the Hydrocarbon Sector Act
Undécima de la Ley 34/1998, de 7 de	34, of October 7, 1998 (modified by
octubre, del Sector de Hidrocarburos	Royal Decree-Act 4, of February 24,
(modificada por el Real Decreto-Ley	2006), in relation to the exercise of
4/2006, de 24 de febrero) en relación	Function Fourteen by the National
con el ejercicio de la Función	Energy Commission so that such
Decimocuarta por la Comisión	Commission renders a decision
Nacional de Energía, para que ésta	granting them full authorization for the
dicte resolución que le otorgue	execution of the Acuerdo Sobre
autorización plena para la ejecución del	Acciones de Endesa (Endesa Shares
Acuerdo sobre Acciones de Endesa, de	Agreement), of March 26, 2007, entered
26 de marzo de 2007, suscrito entre	into between Acciona S.A., Finanzas
Acciona S.A., Finanzas Dos, S.A., ENEL	Dos, S.A., ENEL S.p.A. and Enel
S.p.A. y Enel Energy Europe S.r.l.,	Energy Europe S.r.l., as amended by
conforme fue modificado por el	the Agreement of April 2, 2007, entered
Acuerdo de 2 de abril de 2007 suscrito	into between Acciona S.A., ENEL
entre Acciona S.A., ENEL S.p.A. y E.On	S.p.A. and E.On AG, and, particularly,

AG y, en concreto, para:	for:

· La adquisición de las acciones de	·	The acquisition of the shares in
Endesa, S.A., que resulten de la		Endesa, S.A., which arise from the
liquidación de la OPA, tanto por		settlement of the takeover bid, by
Acciona (que podrá alcanzar hasta		both Acciona (which may reach
un 25,01%) como por Enel (que		25.01%) and Enel (which could
eventualmente podría llegar hasta		possibly reach 74.99%), and
el 74,99%), y
· La ejecución de los mecanismos de	·	The execution of the joint control
control conjunto, en los términos		mechanisms under the terms of the
del “Acuerdo sobre Acciones de		“Endesa Shares Agreement”.
Endesa”.

Lo que se comunica para público y		This is hereby notified for public and
general conocimiento.		general knowledge.

Atentamente/Yours sincerely,

ACCIONA, S.A.		ENEL S.p.A
P.p.		P.p.